UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

------------------------

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FARMACIA CORPORATION

(Exact name of registrant as specified in its charter))

Nevada	5912	98-0642409
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

204/2 Alba Yulie Street. Suite 68

Kishineu,  MD 2001, Moldova

Tel. 01137323523341

Fax (702)9385878

(Address, including zip code, and telephone number,

 including area code, of registrants principal executive offices)

Business Filings Incorporated

6100 Neil Road, Suite 500

Reno, Nevada 89511

(608) 827-5300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	5,000,000	0.04	$100,000	$7.86

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

FARMACIA CORPORATION

Shares of Common Stock

1,000,000 Minimum - 5,000,000 Maximum

Before this offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to apply for inclusion of our shares of common stock in the quotation service possible on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board. We have not received SEC approval for  our application yet.

We are offering a minimum of 1,000,000 up to a maximum of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.04 per share.  In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

We will keep your money in the trust account of Mir Huculak Law Office, #807-938 Howe Street, Vancouver, BC, V6Z 1N9, tel. 604-331-2505, email hucullak@smartt.com until we complete the offering within 270 days. As a result, creditors would not be able to attach the funds. After at least 1,000,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund.  Funds will be transferred from the trust account into a company separate bank account at Wells Fargo Bank, 3101 Woburn Street, Bellingham, Washington 98226.  Its telephone number is (360) 738-2331.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.

There is no minimum purchase requirement and there is an arrangement to place the funds in the trust account until we complete the offering.

Our common stock will be sold on our behalf by Irina Cudina, our sole officer and director.  Ms. Cudina will not receive any commissions from the offering for selling shares on our behalf.

Investing in our common stock involves risks.  See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share – Minimum	$0.04	$0.005	$0.035
Per Share – Maximum	$0.04	$0.0005	$0.0395
Minimum	$40,000	$6,000	$34,000
Maximum	$200,000	$6,000	$194,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on October 26, 2009.  We are a development stage company.  We do not have any revenues or operations, and we have minimal assets and have incurred losses since inception.  We intend to open a chain of pharmacies in Kishineu and other cities in Moldova.

We intend to apply for our business license upon completion of our offering.

During the first year of operation we intend to open our first pharmacy in Kishineu, Moldova. We plan to sell over the counter and prescription medications, supplements and provide services such as vaccination, cholesterol and blood pressure testing.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations.

Our sole officer and director is not a pharmacist and has no experience in pharmacy operations.

Our administrative office is located at 204/2 Alba Yulie Street. Suite 68, Kishineu,  MD 2001, Moldova , and our telephone number is 01137323523341.  Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511.  Our fiscal year end is October 31.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 shares of common stock and a maximum of 5,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.04
Offering period	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $34,000 assuming the minimum numbers of shares are sold. Approximately $194,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	10,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31, 20 11

Balance Sheet
Total Assets	$46
Total Liabilities	$13,840
Stockholders’ Deficit	$ (13,794)
October 26, 2009(Inception) to
January 31, 201 1

Income Statement
Revenue	$0
Total Expenses	$21,944
Net Loss	$ ( 2 1 ,944 )

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with FARMACIA CORPORATION.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future including substantial operational loses.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated in October 26, 2009 and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $ 21,944 , of which $ 4,00 0 is for office rent, $ 4,00 0 is for consulting fees, 1 3 ,5 1 5 is legal and accounting expenses,  and $4 2 5 is for G & A expense.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

• completion of this offering

• our ability to attract customers who will buy our goods from us

• our ability to generate revenues through the sale of our goods

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause you to lose your investment.

Because our sole director and president is not a pharmacist and has no experience in pharmacy operations, we will have to hire qualified personnel. If we can' t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with starting  and operating a pharmaceutical company, we will have to hire one or two qualified pharmacists with pharmaceutical degree to assist us. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry.  Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management' s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

If we do not attract customers due to competition, we will not make a profit which ultimately will result in a cessation of operations.

We have no customers.  We have not identified any customers and we cannot guarantee we ever will have any customers due to competition.  We will have to compete with approximately three to seven local pharmacies that could be located in the area. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot attract customers and generate a profit, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues.  If we need additional funds and are unable to raise them we will have to terminate our operations.

We have not yet started our business.  We need the proceeds from this offering to start our operations.  If the minimum of $40,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year.  If we need additional funds and are unable to raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Since we are small and do not have much capital, we must limit marketing our services.  The sale of goods and services is how we will initially generate revenues.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we do not operate profitably we might need to raise additional financing which might not be available. We do not know how much revenue we need to avoid additional financing.   If we cannot operate profitably or we would not be able to raise additional financing we may have to suspend or cease operations.

We have not conducted our market research and we plan to complete it after the offering.

We have not conducted our market research and we plan to complete it after the offering. The market research will not provide the information to our potential investors to consider when deciding whether to invest in our offering. It is possible that our market research will not support our decision to enter into the pharmaceutical industry.

We do not intend to pay dividends on our common stock.

We do not intend to pay dividends on our common stock therefore your return on your investment will be limited to an increase in a value of our stock and our stock might not increase in a value.

While depositing money in a trust account would preclude creditors from accessing funds in the trust account during the subscription period, these funds may be subject to creditors’ claims once funds are transferred  to the company’s bank account.

While depositing money in a trust account would preclude creditors from accessing funds in the trust account during the subscription period, these funds may be subject to creditors’ claims once funds are transferred  to the company’s bank account. The offering proceeds also may be utilized to repay the company’s  indebtedness and, as a result, the company may not have sufficient funds available to implement its business plan.

It may not be possible to affect the service of process for actions based in USA.

It may not be possible to affect the service of process for actions based in USA or other foreign laws due to the fact that the operations will be located in Moldova and the only officer and director will be in Moldova.

We might require obtaining special licenses, or meeting special regulatory requirements before establishing our business.

We might require obtaining special licenses, or meeting special regulatory requirements before establishing our business, other than a business license. Currently we are unaware of any existing or proposed changes.  If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended goods and services, then our business may suffer.  For example, if we were required to obtain a new government issued license for the purpose of opening the pharmacy, then we may not be able to qualify for such a license.  If such a new licensing requirements are passed, and we are not  able to qualify, then our business would suffer.

 Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Also Ms. Cudina does not have prior experience in the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

We have only one officer and director. She has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. Because Ms. Cudina does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Risks associated with this offering:

 Because our sole officer and director who is also our sole promoter, will own 83% of our total outstanding common stock if the minimum amount of the offering is sold and 50% of our total outstanding common stock if the maximum amount of the offering is sold, she will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

Even if we sell all 5,000,000 shares of common stock in this offering, Irina Cudina will own 50% of the total outstanding common stock; if the minimum amount of the offering is sold she will own 83% of the total outstanding common stock.  As a result, after completion of this offering, regardless of the number of shares we sell, Ms. Cudina will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA (Financial Industry Regulatory Authority) sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 common shares minimum, 5,000,000 common shares maximum basis.  The table below sets forth the use of proceeds if 1,000,000 or 5,000,000 common shares of the offering are sold.

	1,000,000	5,000,000
Gross proceeds	$40,000	$200,000
Offering expenses	$6,000	$6,000
Net proceeds	$34,000	$194,000

The net proceeds will be used as follows:

Medicaments	$15,000	$15,000
Rent	$1,500	$1,500
Website development	$300	$1,000
Repayment of loan	$275	$275
Marketing and advertising	500	$5,000
Establishing pharmacy	$2,000	$2,000
Equipment	$5,000	$40,000
Hiring one additional employee	$3,600	$3,600
Audit, accounting and filing fees	$3,200	$3,200
Other expenses	$2,625	$122,425
TOTAL	$34,000	$194,000

Total offering expenses of $6,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering.  No other expenses of the offering will be paid from the proceeds.

After the completion of this offering, we intend to initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website.  Also in the first year following our offering, we plan to open a pharmacy in the city of Kishineu, Moldova.

We will repay $275 that was advanced to us by our president, Irina Cudina.

Marketing and advertising will be focused on promoting our pharmacy, advertising it in local newspapers, magazines, city billboards, etc. We also intend to design and develop our “Farmacia Catalogue” which would advertise our products and services, our prices and would be delivered to all residents in the area.

The cost of establishing a pharmacy is estimated to be $2,000, which includes getting business license and renovating our retail store.

We estimate that equipment including furniture, refrigerators, cash registers, computers and software will cost $40,000. If we raise the minimum we will lease all the equipment which will cost us $5,000 per year.

For the first tree month we pay rent from the offering. After tree month we pay rent from the revenue.

We intend to hire one  employee-pharmacist to handle all operational duties.

We estimate our auditing and accounting fees to be $3,200 during the next twelve months.

We have allocated between $2,625 and $122,425 for additional unforeseen expenses which may arise as a result of initiating our operations.

The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised.  Irina Cudina our sole officer and director determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $40,000 and a maximum of $200,000 in this offering.  The offering price bears no relationship to our assets, earnings, book value or other criteria of value.  Among the factors we considered were:

• our lack of operating history

• the proceeds to be raised by the offering

• the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and

• our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.  Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholder.

As of January 31, 20 11 , the net tangible book value of our shares of common stock was a deficit of ($ 13,794 ) or approximately ($0.00) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 10,000,000 shares to be outstanding will be $1 86 ,2 06 or approximately $0.02 per share.  The net tangible book value of our shares held by our existing stockholder will be increased by $0.02 per share without any additional investment on her part.  You will incur an immediate dilution from $0.04 per share to $0.02 per share

After completion of this offering, if 5,000,000 shares are sold, you will own 50% of the total number of outstanding shares for which you will have made a cash investment of $200,000, or $0.04 per share.  Our existing stockholder will own 50% of the total number of outstanding shares for which she have made cash contributions totaling $50.00 or approximately $0.00001 per share.

If 60% of the shares are sold:

Upon completion of this offering, in the event 60% of the shares are sold, the net tangible book value of the 8,000,000 shares then outstanding will be $1 06 ,2 06 , or approximately $0.01 3 per share.  The net tangible book value of our shares held by our existing stockholder will be increased by $0.01 3 per share without any additional investment on her part.  You will incur an immediate dilution from $0.04 per share to $0.01 3 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37% of the total number of outstanding shares for which you will have made a cash investment of $120,000, or $0.04 per share.  Our existing stockholder will own approximately 63% of the total number of outstanding shares for which she have made cash contributions totaling $50.00 or approximately $0.00001 per share.

If the minimum number of shares is sold:

Upon completion of this offering, in the event 20% or the minimum amount of shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $ 26 ,2 06 , or approximately $0.00 4 per share.  The net tangible book value of the shares held by our existing stockholder will be increased by $0.00 4 per share without any additional investment on her part.  You will incur an immediate dilution from $0.04 per share to $0.00 4 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share.  Our existing stockholder will own approximately 83% of the total number of outstanding shares for which she have made cash contributions totaling $50.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.00)
Potential gain to existing shareholder	$194,000
Net tangible book value per share after offering	$0.02
Increase to present stockholder in net tangible book value per share
after offering	$0.02
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	10,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.02
Capital contributions	$200,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing shareholder	0.002%
Percentage of capital contributions by new investors	99.998%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 60% of Shares Sold

Price per share	$0.04
Dilution per share	$0.02 7
Capital contributions	$120,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholder	0.004%
Percentage of capital contributions by new investors	99.996%
Percentage of ownership after offering	37%

Purchasers of Shares in this Offering if 20% of Shares Sold

Price per share	$0.04
Dilution per share	$0.036
Capital contributions	$40,000
Percentage of capital contributions by existing shareholder	0.01%
Percentage of capital contributions by new investors	99.99%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 5,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 5,000,000 shares maximum.  The offering price is $0.04 per share.  After we close the offering within 270 days funds from this offering will be placed in a separate bank account at Wells Fargo Bank, 3101 Woburn street, Bellingham, WA 98226.  Its telephone number is (360) 738-2331.  The funds will be maintained in a trust account of Mir Huculak Law Office, #807-938 Howe Street, Vancouver, BC, V6Z 1N9, tel. 604-331-2505, email hucullak@smartt.com until we close the offering at which time we will transfer those funds to the company account and use the same as set forth in the Use of Proceeds section of this Prospectus.   As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could not be seized in a garnishment proceeding and you would not lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, your funds will be returned to you if the minimum offering is not reached within 270 days. If we do not receive the minimum amount of $40,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  During the 270 day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $40,000 within the 270 day period referred to above.  You will only have the right to cancel your subscription within two days after the agreement is signed. There are no finders involved in our distribution.  Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering.  The following are material changes that would entitle you to a refund of your money:

• an extension of the offering period beyond 270 days;

• a change in the offering price;

• a change in the proposed business;

• a change in proposed use of proceeds;

• a change of our sole officer and director;

• a change in the minimum sales requirement;

• a change to allow sales to affiliates in order to meet the minimum sales requirement;

• a change in the amount of proceeds necessary to release the funds held in the trust account

If the offering is modified as specified we will return to you all of the proceeds received contemporaneously with the institution of the new offer.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering only through Ms. Cudina, our sole officer and director.  She will receive no commission from the sale of any shares.  She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer.  The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.  The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Cudina is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  She will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC,  we intend to advertise through our website, and hold investment meetings in various places in Eastern Europe.   Ms. Cudina will also distribute the prospectus to potential investors at meetings, to business associates and to her friends and relatives who are interested in a possible investment in the offering.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.  We intend to sell our shares outside of the United States. US investors if they qualify will be accepted on a regular basis.

Section 15(g) of the Exchange Act - Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

• contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

• contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

• contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

• contains a toll-free telephone number for inquiries on disciplinary actions;

• defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

• contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

• with bid and offer quotations for the penny stock;

• the compensation of the broker-dealer and its salesperson in the transaction;

• the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

• monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules.  Therefore, security holders may have difficulty selling those securities.

Regulation M

Our sole officer and director, who will sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.  Execute and deliver to us a subscription agreement, a copy of which is included with the prospectus; and

2.  Deliver a check, wire transfer, bank draft or money order to  Mir Huculak Law Office, #807-938 Howe Street, Vancouver, BC,, Canada, V6Z 1N9, for acceptance or rejection.

All checks for subscriptions must be made payable to "FARMACIA CORPORATION".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our electronics rental services to our target markets.  We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering.  Accordingly, we must raise cash from sources other than operations.  Our only other source for cash at this time is investments by others in our company.  We must raise cash to implement our project and begin our operations.  Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months.  The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and office furniture.  In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers.  We will not begin operations until we raise money from this offering.

We have only one officer and director.  She is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  When theses controls are implemented, she will be responsible for the administration of the controls.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months.  We will not be conducting any product research or development.  If we raise the minimum we do not expect to purchase any significant equipment (we plan to lease most of the equipment that we need).  Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations.  We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering.  We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completion of the offering, we will lease a retail space, hire a pharmacist, obtain a business license and begin to develop our website. In order to obtain the business license we would  have to follow some  requirements such as  leasing the retail space a minimum of 50m²,  hiring a pharmacist with university diploma. After submitting the application and paying 2,500 lei ($210 USD) we would  get the license valid for 5 years.   We have reserved the domain name www.farmaciacorp.md for our website. We believe that our website can be fully operational within 90 days. We also intend to design and develop our “Farmacia Catalogue” which would advertise our product and our prices.. In the beginning of our business operations we plan to advertise our business on the local billboards .

3.

After our website is established, we intend to begin to market our business to potential customers and investors through our website, our catalogue,  billboard advertisement and by personal contacts through Ms. Cudina, our president. Our catalogue would be designed and we will start delivering it to the mailboxes of the residents in the area of the city of Kishineu. After basic marketing is completed, we plan to lease the retail space in the city of Kishineu, Moldova.

Within 120 days after we complete our public offering, we should be in the position to establish our first pharmacy in Kishineu, Moldova.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in development stage operations and have not yet generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to our existing shareholders.

Results of operations

From Inception on October 26, 2009 to January 31, 201 1

During this period we incorporated the company, hired an attorney, and hired an auditor for the preparation of this registration statement.  We also prepared an internal business plan. Our loss since inception is $ 21,944 of which $ 4,000 is for rent, $ 4,000 is for consulting services,  $4 29 is for G & A expense, and $1 3 ,5 1 5 is for legal and accounting expanses.  We have not yet started our proposed business operations and will not do so until we have completed this offering.  We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 5,000,000 shares of common stock to our sole officer and director as founders shares ..

Liquidity and capital resources

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced.  If we are unable to successfully attract customers to utilize our pharmacy operation, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations.  At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely.  If we raise the minimum amount of money from this offering, it will last one year.  Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933.  This was accounted for as a sale of common stock.

As of January 31, 201 1 , our total assets were $ 46 and our total liabilities were $ 13,840 ..

BUSINESS

General

We were incorporated in the State of Nevada on October 26, 2009.  We have not started operations.  We are developing a website  and also designing and developing our “Farmacia Catalogue” which both would advertise our products, services and our prices. Our catalogue would be delivered to all residents in the area. We plan to sell over the counter and prescription medications, supplements and provide services such as vaccination, cholesterol and blood pressure testing for our customers. We will be  open from 8am to 10 pm 7 days per week. In the beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business.  We intend to open our first pharmacy in the city of Kishineu, Moldova.

Since all services such as legal, audit, accounting, Edgar services, stock transfer agent  services are provided and will be provided to us by US based companies, it is  easier for us to do business through US bank in order to pay for the above listed services provided to our company.    We do not believe there would be any material currency or other risks we may face as a result of such usage as US banking institutions are one of the most reliable in the world. If necessary  we may establish internet and telephone banking services.

We have not yet generated any revenues and the only operation we have engaged in is the development of a business plan.  Our business office is located at 204/2 Alba Yulie Street, Suite 68, Kishineu, Moldova.  Our telephone number is 01137323523341.  This is the office of our President, Irina Cudina.  The rent of $250 per month is donated by our president Ms. Cudina  and will not be repaid from the offering proceeds.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.  We have not yet begun operations and will not begin operations until we have completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or  services by the public.

Our Strategy

We intend to open a chain of pharmacies in different cities in Moldova. Currently, we do not have any customers or any contracts for our services.  We also have not yet commenced any operations.

Target Market

The Republic of Moldova is a landlocked country, with more than three million inhabitants, in Eastern Europe, located between Romania to the west and Ukraine to the north, east and south. Moldova was formerly part of the Soviet Union and has been a Newly Independent State (NIS) since 1991. It is a densely populated country with about 54% of the population living in rural areas. Moldova has an economy which is in transition and is thus undergoing reform in various sectors including the health and social sectors.

Initially following independence Moldova inherited the Semashko health care model from the former Soviet Union, having a highly centralized structure with key decision making and planning taking place in the capital. The country’s health care system has since been decentralized into a regional  system and since 1993 pharmacies were allowed to become privatized. Currently there is a mixed system of state and privately owned pharmacies. Official data indicates that there are about 1000 pharmacies putting the pharmacy to population ratio at 1:3000.

In Moldova the State provides a State Healthcare insurance program which comprises medical assistance financed from the funds of the obligatory medical assistance insurance. This is administered by the National Company of Medical Insurance.

We intend to target the city of Kishineu, Moldova which has a population of approximately 700,000 people. In our first year of operation, we plan to open one location.  Customers will pay for our goods and services with cash or credit cards, picking them up from our pharmacy. The availability of goods including prescription and non-prescription medications will be easily accessible to our customers over the internet by going to our website.  Our customers would have an option  to view prescription records and purchase new prescription and non-prescription medications with the click of a button, by going to our website and shop online for a wide range of skin care, health and beauty products. The minimum space required for pharmacy operations is 5 0 m2. We would need approximately 30-60 days from the beginning of our marketing research to secure a retail space for the pharmacy and 30-60 days to start operations. There are some areas in Kishineu that does not have pharmacies close by. We plan to target those areas to minimize competition.  We will try to minimize the competition by choosing our retail location as far as possible from other pharmacies.

Regulatory Requirements

To open a pharmacy we have to lease a retail space, hire a pharmacist and obtain the business license.

As part of the reform in the health sector, under the law on Evaluation and Accreditation in Health Care (2001) a process of accreditation for pharmacies has been set in motion. The accreditation of pharmacies falls under the responsibility of the National Accreditation Council which sets the required standards based on Good Pharmacy Practice Guidelines (GPP) issued by WHO.5 At present 338 pharmacies in Moldova have been accredited by the National Accreditation Council. Accreditation is not mandatory. There are a total of 308 pharmacies in Kishineu and only 142 are accredited.  We believe that there  are no significant benefits of getting the accreditation for the pharmacy and customers buy goods from both accredited and not accredited pharmacies.   We do not plan on getting the accreditation in the first year of operation. The cost of getting accreditation in Moldova is 1,250 lei ($105 USD).

 We believe that we would be able to meet all necessary regulatory requirements for our pharmacy including obtaining a business license, leasing the retail space and hiring a pharmacist with university diploma.  In case we are not able to satisfy all applicable regulatory requirements, we would not be able to continue our operations and you will lose your investment.

Marketing

Initially, our services will be promoted by Ms. Cudina.  She will discuss our services with her friends and business associates.  We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers.  These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

Farmacia Corporation intends to select a convenient pharmacy store location to capture a significant share of the market in front store merchandise, including over-the-counter medications, health and beauty aids, cosmetics and fragrances, seasonal products and everyday household essentials.

Our intention is to make health care a little easier for people with a lot going on. Our pharmacist would be trained to diagnose and treat common illnesses, minor injuries and skin conditions. We would offer health screenings, vaccinations and physicals to help people stay healthy all year round.

Our services would have many advantages over the existing pharmacies in Moldova.  These advantages would include options to view prescription records and purchase new prescription and non-prescription medications with the click of a button, by going to our website and shop online for a wide range of skin care, health and beauty products.

Revenue

We intend to generate revenues by selling our goods and services. Therefore, we will require substantial start-up capital in order to setup our pharmacy and begin operations.

Irina Cudina, our president, will be devoting approximately 20 hours a week of her time to our operations.  Once we begin operations Ms. Cudina has agreed to commit more time as required.  Because Ms. Cudina will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Cudina.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director.  We intend to hire additional employees when they are needed.

Offices

Our offices are currently located at 204/2 Alba Yulie Street, Suite 68,  Kishineu, Moldova.  Our telephone number is 01137323523341.  The rent of  $250 per month is donated by  Ms. Cudina.  Upon the completion of our offering, we intend to establish an office elsewhere.  As of the date of this prospectus, we have not sought or selected a new office site.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified.  Our sole officer is elected by the board of directors to a term of one year and serves until her successor is duly elected and qualified, or until she is removed from office.  Our board of directors has no nominating, or compensation committees. Our board of directors has only one member. It means that all board of directors decisions are made by our  sole officer and director Ms. Cudina.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address	Age	Positions

Irina Cudina	26	President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, and the sole member of the Board of Directors
204/2 Alba Yulie Street, Suite 68
Kishineu, Moldova
MD 2001

The person named above has held her offices/positions since the inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of our sole officer and director

Irina Cudina - President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and our sole director.

Since October 26, 2009, Ms. Cudina has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors.  Since August 2007 Ms. Cudina has been working as a president of advertising agency SRL “Pozitiv media”  in Kishineu, Moldova. She is supervising 4 employees now. From August 2005 until July 2007 Ms. Cudina had been working as a marketing manager in a chine of stores “Techno Mir” in Kishineu. “Techno Mir” was a chain of electronic stores in Kishineu, Moldova. Ms. Cudina was a co-founder of the company  that had up to  40 employees.  In June 2005 Ms. Cudina has received her bachelor degree in economics and marketing from Slavic University, Kishineu Moldova. Ms. Cudina devotes approximately 20 hours per week to our operations, and will devote additional time as required.  Ms. Cudina is not an officer or director of any other reporting company.

Audit Committee Financial Expert

The functions of the Audit Committee are currently carried out by our Board of Directors.  Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee.  The Board of Directors has determined that the cost of hiring a financial expert to act as a director  and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee. Our board of directors has only one member. It means that all board of directors decisions are made by our  sole officer and director Ms. Cudina.

Conflicts of Interest

Ms. Cudina devotes approximately 20 hours per week to our Company.  The only conflict that exists is Ms. Cudina’s devotion of time to other projects.  We have no provisions for handling conflicts of interest should they arise in the future; however, Ms. Cudina has agreed not to engage in any business activity which conflicts with our activities.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on October 26, 2009, through October 31, 2009 and through October 31, 2010 for our sole officer and director.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation				Awards	Payouts
Securities
Names				Other	Under	Restricted		Other
Executive				Annual	Options/	Shares or		Annual
Officer and				Compen-	SARs	Restricted	LTIP	Compen-
Principal	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Position		(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Irina Cudina	2009	0	0	0	0	0	0	0
President,
Secretary/Treasurer,	2010	0	0	0	0	0	0	0
Director

We do not have any employment agreements with any of our officers.  We do not contemplate entering into any employment agreements until such time as we begin our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects  their ownership assuming the sale of all of the shares in this offering.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Irina Cudina	5,000,000	100.00%	10,000,000	50%
204/2 Alba Yulie Street, Suite 68
Kishineu, Moldova
MD 2001

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct stock holdings.  Ms. Cudina is the only "promoter" of our company.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933.  Under Rule 144, since Ms. Cudina is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  There is one holder of record for our common stock.  The record holder is our sole officer and director and she owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.00001 per share.  The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition.  It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We do not have a class of preferred stock.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock transfer agent

We have not selected a stock transfer agent yet.

CERTAIN TRANSACTIONS

In October 2009, we issued a total of 5,000,000 shares of restricted common stock to Irina Cudina, our sole officer and director.  These shares represent 100% of our issued and outstanding shares.  This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.

Further, Ms. Cudina has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs.  As of January 31, 201 1 , Ms. Cudina has advanced us $9,380 for our benefit.   There is no due date for the repayment of the funds advanced by Ms. Cudina.  The obligation to Ms. Cudina does not bear interest.  There is no written agreement evidencing the advancement of funds by Ms. Cudina or the repayment of the funds to Ms. Cudina.  The entire transaction was oral.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to October 31, 2010, included in this prospectus have been audited by M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 575 Houston, TX 77040, telephone 832-242-9950 as set forth in their report included in this prospectus.  Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by of the law firm Weed & Co. LLP.

FINANCIAL STATEMENTS

Our fiscal year end is October 31.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by M&K CPAS, PLLC ,13831 Northwest Freeway, Suite 575, Houston, TX 77040; telephone: 832-242-9950:

FINANCIAL STATEMENTS

Farmacia Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Farmacia Corporation

(A Development Stage Company)

We have audited the accompanying balance sheets of Farmacia Corporation (a development stage company) as of October 31, 2010 and 2009 and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended and for the period from October 1, 2009 (inception) through October 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farmacia Corporation as of October 31, 2010 and 2009, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 10, 2011

Farmacia Corporation

 (A Development Stage Company)

Balance Sheet

As of October 31, 20 10 and October 31, 200 9

	October 31, 2010	October 31, 2009

ASSETS

Current Assets

Cash	$ 70	$ -

Total Assets	$ 70	$ -

LIABILITIES AND STOCKHOLDERS’ DEFECIT

Current Liabilities

Accounts payable	$ 2,500	$ -
Due to related parties	9,380	275
	11,880	275

Stockholders’ Deficit

Common stock, 75,000,000 shares authorized, $.00001 par value, 5,000,000 shares issued and outstanding	50	50

Additional paid-in capital	6,600	450

Deficit accumulated during the development stage	(18,460)	(775)

Total Stockholders’ Deficit	(11,810)	(275)

Total Liabilities and Stockholders’ Deficit	$ 70	$ -

See the accompanying summary of accounting policies and notes to the financial statements

Farmacia Corporation

 (A Development Stage Company)

Statement of Operations

For the Year Ended October 31, 2010 and 2009

and from October 26 , 2009 (Inception) Through October 31, 2010

	For the Year Ended October 31, 2010	For the Year Ended October 31, 2009	From October 26 , 2009 (Inception) through October 31, 2010

Operating Expenses

Consulting services	$ 3,000	$ 250	$ 3,250
Rent	3,000	250	3,250
Legal and accounting	11,280	275	11,555
G&A expense	405	-	405

Total Expenses	17,685	775	18,460

Net Loss	$ (17,685)	$ (775)	$ (18,460)

Net Loss Per Common Share – Basic and Diluted	$ (0.00)	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000

See the accompanying summary of accounting policies and notes to the financial statements

Farmacia Corporation

 (A Development Stage Company)

Statement of Cash Flows

For the Year Ended October 31, 2010 and 2009

and from October 26 , 2009 (Inception) Through October 31, 2010

	For the Year Ended October 31, 2010	For the Year Ended October 31, 2009	From October 26 , 2009 (Inception) through October 31, 2010
Operating Activities

Net loss	(17,685)	(775)	(18,460)

Adjustments to reconcile net loss to net cash used in operating activities:

Donated Capital, consulting services and rent expense	6,150	5 0 0	6,6 5 0

Changes in operating assets and liabilities

Increase in accounts payable	2,500	-	2,500
Increase in accounts payable – related party	9,105	275	9,380

Net Cash Provided by (Used in) Operating Activities	70		7 0

Financing Activities

Increase (decrease) in Cash	70	-	70

Cash – Beginning of Period	-	-	-

Cash – End of Period	70	-	70

Supplemental Disclosures:

Interest paid	–	–	–
Income taxes paid	–	–	–

See the accompanying summary of accounting policies and notes to the financial statements

Farmacia Corporation

 (A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

For the Period from October 26 , 2009 (Inception) Through October 31, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Issuance of founder’s shares	5,000,000	50	(50)	-	-
Donated services	-	-	500	-	-
Net loss	-	-	-	(775)	(775)
Balances at October 31, 2009	5,000,000	$ 50	$ 450	$ (775)	$ (275)
Issuance of founder’s shares	-	-	-	-	-
Donated services	-	-	6,150	-	6,150
Net loss	-	-	-	(17,685)	(17,685)
Balances at October 31, 2010	5,000,000	$ 50	$ 6,600	$ (18,460)	$ (11,810)

See the accompanying summary of accounting policies and notes to the financial statements

Farmacia Corporation

 (A Development Stage Company)

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Farmacia Corporation was incorporated on October 26, 2009, under the laws of the State of Nevada, as a development stage company. The Company intends to commence operations as of December, 2011.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of October 31, 2010, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company is considered a development stage company, having no operating revenues during the period presented, as defined by Statement of Financial Accounting Standards (“SFAS”) ASC 915.  ASC 915 requires companies to report their operations, shareholders equity and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820-10  “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820-10 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820-10 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

0

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash, accounts payable, accrued liabilities, and amounts owed to related parties. Pursuant to ASC 820-10, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Net deferred tax assets consist of the following components as of:

October 31,
2010
NOL Carryover	$6,276
Valuation allowance	(6,276))
Net deferred tax asset	$-0-

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2010, and as such diluted EPS is equal to basic EPS.

 At October 31, 2010, there were 5,000,000 weighted average number of shares outstanding and the loss per share, both basic and diluted, was 0.00.

1

STOCK BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards ASC 718, Share-Based Payments, and Staff Accounting Bulletin ASC 825-10, Share-Based Payments.  The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards ASC 718, Accounting for Stock-Based Compensation, and ASC 505-50, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement ASC 718.

The Company did not grant any stock options or warrants during the period ended October 31, 2010.

CREDIT RISK

We are subject to credit risk relative to our trade receivables. However, credit risk with respect to trade receivables is minimized due to the nature of our customer base.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its material position or results of operations.

In May 2009, the FASB issued ASC 855-10, “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855-10 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The Company adopted ASC 855-10 effective June 30, 2009 and the adoption did not have a material impact on its consolidated financial statements. The date through which subsequent events have been evaluated is November 30, 2009, the date on which the financial statements were issued.

In June 2009, the FASB issued ASC 105-10, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” ASC 105-10 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  We adopted the requirements of the new standard in the third quarter of fiscal year 2009, and the adoption did not have a material impact on our financial statements.

In September 2006, the SEC staff issued ASC 250-10, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements  (“ASC 250-10”). ASC 250-10 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. ASC 250-10 is effective for the year ending August 31, 2009.

In December 2007, the Financial Accounting Standards Board issued FASB ASC 805 (Revised 2007), Business Combinations (“ASC 805”). ASC 805 provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

2

The FASB’s ASC 825, The Fair Value Option for Financial Assets and Financial Liabilities, including an Amendment of  ASC 740   became effective for us at inception. ASC 825 establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the period ended August 31, 2009, there were no applicable items on which the fair value option was elected. ASC 825 may impact our consolidated financial statements in the future.

In December 2007, the Financial Accounting Standards Board issued ASC 810-10, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ASC 810  (“ASC 810-10”). ASC 810-10 amends ASC 810 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting ASC 810-10 on our financial statements.

In December 2007, the Financial Accounting Standards Board issued ASC 805 (Revised 2007), Business Combinations (“ASC 805”). ASC 805 provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In May 2008, the FASB issued ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)  ("ASC 470-20"). ASC 470-20 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC 470-20 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not anticipate that the adoption of ASC 470-20 will have a material effect on our results of operations or financial position.

In October 2009, the FASB issued new standards that revised the guidance for revenue recognition with multiple deliverables. These new standards impact the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting. Additionally, these new standards modify the manner in which the transaction consideration is allocated across the separately identified deliverables by no longer permitting the residual method of allocating arrangement consideration. The guidance is effective for revenue arrangements entered into for fiscal years beginning on or after June 15, 2010. The Company does not expect the adoption will have a material impact on its consolidated financial statements.

In November 2009, the FASB issued an ASC regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASC clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, FASB issued ASC No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts ―Non-controlling Interests in Consolidated Financial Statements. If an entity has previously adopted the related guidance as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted the standards. The Company does not expect the adoption of this ASC to have a material impact on its consolidated financial statements.

In February 2010, FASB issued ASC No. 2010-9 –Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASC did not have a material impact on the Company’s consolidated financial statements.

3

In April 2010, the FASB issued ASC 2010-13 Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades‖. ASC 2010-13 updates ASC 718 to codify the consensus reached in EITF Issue No. 09-J, ―Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades‖. ASC 2010-13 clarifies that share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the underlying equity security trades should not be considered to meet the criteria requiring classification as a liability. The updated guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Early adoption is permitted. The provision of ASC 2010-13 is not expected to have an impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASC 2010-20 "Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses‖ which expands the disclosure requirements concerning the credit quality of an entity’s financing receivables and its allowance for credit losses. ASC 2010-20 is effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the adoption of this guidance will have a material impact on the Company’s consolidated financial statements.

NOTE 2 - GOING CONCERN

Farmacia Corporation’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $18,460 and has insufficient working capital to meet operating needs for the next twelve months as of October 31, 2010, all of which raise substantial doubt about Farmacia’s ability to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the period ended October 31, 2010 the Company recognized a total of $6,500 for donated services provided by the President and Director of the Company. It is agreed between the company and Ms. Cudina that donated consulting services and donated rent is valued at $250 per month each.

As of October 31, 2010, the Company owes our President and Director $9,380 for expenses paid on behalf of the Company. The amount is unsecured and due on demand. Imputed interest is not considered to be material.

NOTE 4 - COMMON STOCK

The Company issued 5,000,000 shares of stock as founder’s shares to the President and Director of the Company on October 30, 2009.

NOTE 5 – SUBSEQUENT EVENTS

There were no reportable subsequent events from October 31, 2010 through the date this report is filed.

FINANCIAL STATEMENTS

Farmacia Corporation

(Unaudited)

January 31, 2011

                                                                                          Index

Balance Sheets (Unaudited)                                                             F-1

Statements of Operations (Unaudited)                                             F-2

Statements of Cash Flows (Unaudited)                                            F-3

Statement of Changes in Stockholders’ Deficit (Unaudited)           F-4

Notes to the Unaudited Financial Statements (Unaudited)              F-5

4

Farmacia Corporation

 (A Development Stage Company)

Balance Sheets

As of January 31, 2011 and October 31, 2010

(Unaudited)

	January 31, 2011	October 31, 2010

ASSETS

Current Assets

Cash	$ 46	$ 70

Total Assets	$ 46	$ 70

LIABILITIES AND STOCKHOLDERS’ DEFECIT

Current Liabilities

Accounts payable	$ 4,460	$ 2,500
Due to related parties	9,380	9,380
	13,840	11,880

Stockholders’ Deficit

Common stock, 75,000,000 shares authorized, $.00001 par value, 5,000,000 shares issued and outstanding	50	50

Additional paid-in capital	8,100	6,600

Deficit accumulated during the development stage	(21,944)	(18,460)

Total Stockholders’ Deficit	(13,794)	(11,810)

Total Liabilities and Stockholders’ Deficit	$ 46	$ 70

See the accompanying summary of accounting policies and notes to the financial statements

F-1

5

Farmacia Corporation

 (A Development Stage Company)

Statements of Operations

For the Three Months Ended January 31, 2011 and 2010

and from October 1, 2009 (Inception) Through January 31, 2011

(Unaudited)

	For The Three Month Ended January 31, 2011	For The Three Month Ended January 31, 2010	From October 1, 2009 (Inception) through January 31, 2011

Operating Expenses

Consulting services	$ 750	$ 750	$ 4,000
Rent	750	750	4,000
Legal and accounting	1,960	5,265	13,515
G&A expense	24	333	429

Total Expenses	3,484	7,098	21,944

Net Loss	$ (3,484)	$ (7,098)	$ (21,944)

Net Loss Per Common Share – Basic and Diluted	$ (0.00)	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000

See the accompanying summary of accounting policies and notes to the financial statements

F-2

6

Farmacia Corporation

 (A Development Stage Company)

Statements of Cash Flows

For the Three Months Ended January 31, 2011 and 2010

and from October 1, 2009 (Inception) Through January 31, 2011

(Unaudited)

	For The Three Month Ended January 31, 2011	For The Three Month Ended January 31, 2010	From October 1, 2009 (Inception) through January 31, 2011
Operating Activities

Net loss	(3,484)	(7,098)	(21,944)

Adjustments to reconcile net loss to net cash used in operating activities:

Donated Capital, consulting services and rent expense	1,500	1,550	8,150

Changes in operating assets and liabilities

Increase in accounts payable	1,960	-	4,460
Increase in accounts payable – related party	-	5,590	9,380

Net Cash Provided by (Used in) Operating Activities	(24)	(42)	(46)

Increase (decrease) in Cash	70	42	46

Cash – Beginning of Period	(24)	-	-

Cash – End of Period	46	42	46

Supplemental Disclosures:

Interest paid	–	–	–
Income taxes paid	–	–	–

See the accompanying summary of accounting policies and notes to the financial statement

F-3

7

Farmacia Corporation

 (A Development Stage Company)

Statement of Changes in Stockholders’ Deficit

For the Period from October 1, 2009 (Inception) Through January 31, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Issuance of founder’s shares	5,000,000	50	(50)	-	-
Donated services	-	-	500	-	500
Net loss	-	-	-	(775)	(775)
Balances at October 31, 2009	-	$ 50	$ 450	$ (775)	$ (275)

Donated services	-	-	6,150	-	6,150
Net loss	-	-	-	(17,685)	(17,685)
Balances at October 31, 2010	5,000,000	$ 50	$ 6,600	$ (18,460)	$ (11,810)

Donated services	-	-	1,500	-	1,500
Net loss	-	-	-	(3,484)	(3,484)
Balances at January 31, 2011 (unaudited)	5,000,000	$ 50	$ 8,100	$ (21,944)	$ (13,794)

See the accompanying summary of accounting policies and notes to the financial statements

F-4

8

Farmacia Corporation

 (A Development Stage Company)

Notes to the Financial Statements

(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Farmacia Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Farmacia’s audited 2010 annual financial statements and notes thereto filed with the SEC on form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Farmacia’s 2010 annual financial statements have been omitted.

NOTE 2 - GOING CONCERN

Farmacia Corporation’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $21,944 and has insufficient working capital to meet operating needs for the next twelve months as of January 31, 2011 all of which raise substantial doubt about Farmacia’s ability to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the three month period ended January 31, 2011 the Company recognized a total of $1,500 for donated services and rent provided by the President and Director of the Company. It is agreed between the company and Ms. Cudina that donated consulting services and rent will be $250 per month each.

NOTE 4 - COMMON STOCK

The Company issued 5,000,000 shares of stock as founders shares to the President and Director of the Company on October 30, 2009.

NOTE 5 – SUBSEQUENT EVENTS

There were no reportable subsequent events from January 31, 2011 through the date this report is filed.

9

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

SEC Registration Fee	$100
Accounting Fees and Expenses	3,200
Legal Fees and Expenses	1,700
Other Expenses	1,000
TOTAL	$6,000

RECENT SALES OF UNREGISTERED SECURITIES.

Since inception the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Irina Cudina	October 30, 2009	5,000,000	Cash of $50.00
204/2 Alba Yulie Street, Suite 68
Kishineu , Moldova
MD 2001

We issued the foregoing restricted shares of common stock to Ms. Cudina pursuant to Regulation S of the Securities Act of 1933.  The sale of our shares to Ms. Cudina took place outside the United States of America and Ms. Cudina is non-US persons as defined in Regulation S.  Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

EXHIBITS.

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Document Description
3.1	Articles of Incorporation*
3.2	Bylaws*
4.1	Form of Share Certificate*
5.1	Opinion of Weed & Co. LLP regarding the legality of the securities being registered*
10.1	Trust Agreement *
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Weed & Co. LLP*
99.1	Subscription Agreement

*Previously filed

UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kishineu, Moldova, on the 12th day of  April, 2011.

FARMACIA CORPORATION

BY:	/s/ Irina Cudina
Irina Cudina, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.